Exhibit 99.2

Execution Copy

STOCKHOLDERS AGREEMENT

July 19, 2011

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of July 19, 2011 (this “Agreement”), is entered into by and between AMAG Pharmaceuticals, Inc. (the “Company”) and Warburg Pincus Private Equity VIII, L.P. (the “Stockholder”).

WHEREAS, concurrently herewith, the Company, Alamo Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Allos Therapeutics, Inc. (“Allos”) have entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated the date hereof, pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Allos (the “Merger”), and the Company will issue shares of its Common Stock, par value $0.01 per share (the “Shares”), to the Stockholder;

WHEREAS, upon consummation of the Merger, the Stockholder will Beneficially Own Shares;

WHEREAS, the parties believe that it is in the best interests of the Company and the Stockholder to provide for certain rights and obligations of the parties with respect to various corporate matters of the Company following the Merger; and

WHEREAS, the Merger Agreement contemplates that this Agreement will be executed concurrently with the execution of the Merger Agreement, with its provisions to become effective upon consummation of the Merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the satisfaction or waiver of the conditions hereof, the parties hereto agree as follows:

ARTICLE I.

INTRODUCTORY MATTERS

1.1. Defined Terms.

In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“13D Group” means a “group” as such term is used in Section 13(d)(3) of the Exchange Act.

“AAA” has the meaning given to that term in Section 4.8 of this Agreement.

“Allos Stock” means all shares of Allos’ capital stock authorized, issued or outstanding prior to the consummation of the Merger, of whatever class or series, including all of the Common Stock, $.0001 par value per share, of Allos.

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“Affiliate” has the meaning given to that term in Rule 405 promulgated under the Securities Act.

“Agreement” means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Amendment Effectiveness Deadline Date” has the meaning given to that term in Section 2.3(a) of this Agreement.

 “Beneficial Owner,” “Beneficially Own,” “Beneficial Ownership” and words of similar import have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act.  Securities “Beneficially Owned” by a Person includes securities “Beneficially Owned” by all other Persons with whom such Person would constitute a 13D Group with respect to securities of the same issuer.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or Massachusetts or California state holiday, or other day on which commercial banks in Massachusetts or California are authorized or required by law to close.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Control,” “Controlled,” “Controlling,” and “Under Common Control With” have the meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

“Deferral Notice” has the meaning given to that term in Section 2.1(e)(ii) of this Agreement.

“Deferral Period” has the meaning given to that term in Section 2.1(e)(ii) of this Agreement.

“Effectiveness Deadline” means (i) if the Company is notified by the SEC that the Registration Statement will not be reviewed, the Effectiveness Deadline as to such Registration Statement shall be the fifth (5th) Business Day following the date that such notice is received by the Company; and (ii) if the Company is notified by the SEC that the Registration Statement will be reviewed and thereafter the Company is notified that the Registration Statement is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth (5th) Business Day following the date on which the Company is so notified so long as such date shall not be after seventy-five (75) days after the Filing Date; provided, further, that if (i) the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business or (ii) the Effectiveness Deadline falls on a date on which the Registration Statement is not eligible to be declared effective under applicable rules and regulations of the Commission, the Effectiveness Deadline shall be extended to the first

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Business Day on which such Registration Statement is so eligible to be declared effective by the Commission;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Filing Date” means, with respect to the Registration Statement required pursuant to Section 2.1, the 10th calendar day following the Closing Date.

 “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ Global Market and the NASDAQ Global Select Market).

“Holder” shall mean (i) the Stockholder and (ii) to the extent any Registrable Securities are transferred or assigned by such Stockholder and such transferee or assignee is entitled to the registration rights provided under Article II, such transferee or assignee.

“Holders Counsel” has the meaning given to that term in the definition of “Registration Expenses”.

“Indemnified Parties” has the meaning given to that term in Section 2.5 of this Agreement.

 “Lien” means, with respect to any property or asset, any mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset.

“Merger” has the meaning given to that term in the recitals of this Agreement.

“Merger Agreement” has the meaning given to that term in the recitals of this Agreement.

“NASDAQ Stock Market” has the meaning given to that term in Section 2.1(d) of this Agreement.

“Other Stockholders” has the meaning given to that term in Section 2.5(b) of this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

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“Register”, “Registered” and “Registration” shall mean a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement.

“Registrable Securities” means (i) the Shares issued to the Stockholder under the Merger Agreement, (ii) any other Shares acquired by the Stockholder and (iii) any Shares issued (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) as a dividend, stock split or other distribution, recapitalization or reclassification with respect to, or in exchange for, or in replacement of, such Shares.  Shares will cease to be Registrable Securities when (A) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (B) such Registrable Securities shall have been offered and sold pursuant to Rule 144 or Rule 145 (or any similar provisions then in effect) under the Securities Act, (C) all Registrable Securities held by the Stockholder, any transferee, or any assignee (as the case may be) are eligible for transfer to the public pursuant to Rule 144 or Rule 145 (or any similar provisions then in effect) under the Securities Act without any effective limitations on the volume of Registrable Securities to be sold under Rule 144 or Rule 145 or are otherwise freely transferable to the public without restriction under the Securities Act, (D) such Registrable Securities are Transferred by a Person in a transaction in which rights under the provisions of this Agreement are not assigned in accordance with this Agreement, or (E) such Registrable Securities cease to be outstanding.

“Registration Expenses” shall mean all expenses incurred by the Company in compliance with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses (including, without limitation, printing certificates, if applicable, and prospectuses), messenger and delivery services and telephone expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel retained by the Holders of a majority of the Registrable Shares to be included in the Registration Statement (together with any separate local counsel reasonably retained by such law firm, “Holders Counsel”); provided such fees of Holders Counsel shall not exceed fifty thousand dollars ($50,000) in the aggregate, all application and filing fees in connection with listing on a national securities exchange or automated quotation system, all fees and expenses of compliance with federal securities and state “blue sky” or securities laws, all fees and disbursements of independent certified public accountants of the Company (including, without limitation, the expense of any special audits incident to or required by such performance), and all fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company.

“Registration Statement” means a registration statement required to be filed hereunder, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement, together with any registration statement to replace such registration statement upon expiration thereof, if any.

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 “Rule 415 Limitation” has the meaning given to that term in Section 2.1(a) of this Agreement.

“SEC” means the Securities and Exchange Commission.

“SEC Guidance”  shall mean (i) any publicly available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” has the meaning given to that term in the recitals to this Agreement.

“Shelf Registration” has the meaning given to that term in Section 2.1(a) of this Agreement.

“Shelf Registration Period” has the meaning given to that term in Section 2.1(b) of this Agreement.

“Stockholder” has the meaning given to that term in the recitals to this Agreement.

“Subsidiary” shall mean, in respect of any specified Person, any corporation or other entity of which 50% or more of the outstanding share capital or other equity interest is owned, directly or indirectly, by such specified Person.

“Transfer” means, with respect to any Share (or direct or indirect economic or other interest therein), a transfer, distribution, sale, gift, assignment, pledge, hypothecation or other disposition, whether directly or indirectly (pursuant to the creation of a derivative security or otherwise), the grant of an option or other right or the imposition of a restriction on disposition or voting or by operation of law.  When used as a verb, “Transfer” shall have the correlative meaning.  In addition, “Transferred” and “Transferee” shall have the correlative meanings.

“Valid Business Reason” means a determination by the Board in good faith that (a) offers or sales under the Registration Statement and any prospectus and/or supplement relating thereto would interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or (b) the Company is in possession of material non-public information disclosure of which would be detrimental to the business and affairs of the Company in any material respect and that Registration Statement and any prospectus and/or supplement relating thereto would be materially misleading absent the inclusion of such information.

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ARTICLE II.

REGISTRATION RIGHTS

2.1. Shelf Registration.

(a) On or prior to the Filing Date, the Company shall prepare and file with the SEC a “shelf” Registration Statement covering the resale of all Registrable Securities.  Such Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) relating to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Registration Statement (such “Plan of Distribution” attached hereto as Annex A (as it may be modified in response to SEC comments)) and Rule 415 under the Securities Act, together with any registration statement to replace such registration statement upon expiration thereof, if any, (hereinafter the “Shelf Registration”).  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof but in any event no later than the Effectiveness Deadline.  The Company shall use commercially reasonable efforts to address any comments from the SEC regarding such Registration Statement and to advocate with the SEC for the registration of all Registrable Securities in accordance with SEC Guidance.  Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities on the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders (a “Rule 415 Limitation”) or otherwise, the Registration Statement shall register the resale of a number of Shares which is equal to the maximum number of shares as is permitted by the SEC, and, subject to the provisions of this Section 2.1, the Company shall continue to use its commercially reasonable efforts to register all remaining Registrable Securities as set forth in this Article II.  In such event, the number of Shares to be registered for each Holder in the Registration Statement shall be reduced pro rata among all Holders.  The Company shall continue to use its commercially reasonable efforts to register all remaining Registrable Securities as promptly as practicable in accordance with the applicable rules, regulations and guidance of the SEC.

(b) The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Registrable Securities included therein until the later of (1) all Registrable Securities covered by the Registration Statement having been sold and (2) such time as there are no Registrable Securities.  However, in no event shall the Registration Statement be kept effective for more than three years from the date such Registration Statement becomes effective.  Such period during which the Registration Statement shall remain effective shall be referred to herein as the “Shelf Registration Period”.  The Company shall be deemed not to have used its commercially reasonable efforts to keep the Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would directly result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during such period, unless such action is required by applicable law or except as provided in Section 2.1(e).

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(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Registration Statement (as of the effective date of the Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act, the rules and regulations of the SEC and SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act, the rules and regulations of the SEC and SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein.

(d) The Company shall use its commercially reasonable efforts to cause the Registrable Securities included in the Registration Statement to be, upon resale thereunder, listed on the NASDAQ Global Select Market (“NASDAQ Stock Market”) or, if the Common Stock is not then listed on the NASDAQ Stock Market, on the principal national securities exchange on which the Common Stock is then listed, or if the Common Stock is not then listed on a national securities exchange, authorized for quotation on any automated quotation system on which the Common Stock is then quoted.

(e) If (A) the SEC issues a stop order suspending the effectiveness of the Registration Statement or initiates proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act or (B) the Board, in its good faith judgment, determines that the registration of Registrable Securities pursuant to this Section 2.1 should be delayed (with respect to the initial filing) or offers and/or sales of Registrable Securities suspended because of a Valid Business Reason:

(i) in the case of clause (A) above, subject to clause (ii) below, as promptly as practicable, the Company shall prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and related prospectus so that (1) such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, subject to the next sentence, use commercially reasonable efforts to cause it to be declared effective as promptly as is practicable; and

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(ii) the Company shall promptly notify the Holders in writing that the availability of the Registration Statement is suspended  (a “Deferral Notice”) and, subject to Section 2.1(e)(iii) below, the expected duration of the suspension (such period during which the availability of the Registration Statement and any related prospectus is suspended, a “Deferral Period”).  Upon receipt of any Deferral Notice, the Holders shall immediately suspend making any offers or sales pursuant to the Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus provided for in clause (A) above, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

(iii) The Company will use its commercially reasonable efforts to ensure that the use of the prospectus with respect to such Registration Statement may be resumed (x) in the case of clause (A) above, as promptly as is practicable and (y) in the case of clause (B) above, as soon as, in the reasonable good faith judgment of the Company there is no Valid Business Reason to continue such suspension and postponement.  The Company shall give written notice to the Holders of the termination of the Deferral Period promptly (and in any event within five business days) thereafter.  Notwithstanding anything to the contrary contained herein, in no event shall (A) a single suspension arising from a Valid Business Reason exceed thirty (30) consecutive days, (B) the aggregate duration of all such suspensions arising from a Valid Business Reason exceed sixty (60) days in any twelve (12) month period or (C) a suspension arising from a single Valid Business Reason be invoked more than once in any twelve (12) month period.

2.2. Expenses of Registration.  All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to this Section 4 shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and “comfort” letters and the fees and expenses of any person, including special experts, retained by the Company.

2.3. Registration Procedures.  In the case of each registration effected by the Company pursuant to this Article II, the following provisions shall apply:

(a) At the time the SEC declares such Registration Statement effective, each Holder shall be named as a selling security holder in such Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities included in the Registration Statement in accordance with applicable law, subject to the terms and conditions hereof.  From and after the date a Registration Statement is declared effective, the Company shall, as promptly as practicable and in any event no later than (x) the fifth (5th) Business Day after such date or (y) the fifth (5th) Business Day after the expiration of any Deferral Period that is either in effect or put into effect within five (5) Business Days of such date:

(i) if required by applicable law, prepare and file with the SEC a post-effective amendment to the Registration Statement or prepare and, if required by applicable law,

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file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file with the SEC any other required document so that the Holder is named as a selling security holder in the Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of such Holder’s Registrable Securities included in the Registration Statement in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is sixty (60) days after the date such post-effective amendment is required by this clause to be filed;

(ii) provide such Holder copies of any documents filed pursuant to Section 2.3(a)(i); and

(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2.3(a)(i);

provided, that if the request by such Holder is delivered during a Deferral Period, the Company shall so inform the Holder making such request and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with this Section 2.3(a) and Section 2.1(e) of this Agreement.

(b) The Company shall notify the Holders of the Registrable Securities included within the coverage of the Registration Statement (which notice may, at the discretion of the Company (or as required pursuant to Section 2.1(e) state that it constitutes a Deferral Notice, in which event the provisions of Section 2.1(e) shall apply):

(i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Registration Statement not to remain effective;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) of the occurrence of any Valid Business Reason.

(c) The Company shall use its commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any stop order suspending the effectiveness of the Registration Statement and the elimination of any other impediment to the continued effectiveness of the Registration Statement.

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(d) The Company shall promptly furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, if the Holder so requests in writing, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all exhibits thereto (excluding those, if any, incorporated by reference).

(e) The Company shall promptly furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, such number of prospectuses and other documents incident thereto, including but not limited to any amendment thereof or supplement thereto and any Free Writing Prospectus used in connection therewith, as each of the Holders, as applicable, from time to time may reasonably request.  The Company consents, subject to the provisions of this Agreement and except during such periods that a Deferral Notice is outstanding and has not been revoked, to the use of the prospectus and each amendment or supplement thereto and any Free Writing Prospectus used in connection therewith by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by the prospectus, or any amendment or supplement thereto, included in the Registration Statement.

(f) The Company shall use commercially reasonable efforts to register or qualify, or cooperate with the Holders of the Registrable Securities included in the Registration Statement and their respective counsel in connection with the registration or qualification of, the resale of the Registrable Securities under the securities or “blue sky” laws of such states of the United States as any Holder requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction to which it is not then so subject.

(g) Unless any Registrable Securities shall be in book-entry form only, if requested by the Holders, the Company shall cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as the Holders may request.

(h) The Company will comply with all rules and regulations of the SEC to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

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(i) If requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the holders of a majority of the number of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such holders, and any attorneys or other agents retained by a broker-dealer engaged by such holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Registration Statement or the use of any prospectus or Free Writing Prospectus referred to in this Agreement) or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by Holders Counsel.

(j) The Company shall (i) permit Holders Counsel to review and comment upon (A) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (B) all Free Writing Prospectuses and all amendments and supplements to all Registration Statements within a reasonable number of days prior to their filing with the Commission, and (ii) not file any Registration Statement or amendment thereof or supplement thereto or any Free Writing Prospectus in a form to which the Holders holding a majority of the Registrable Securities reasonably objects.  The Company shall furnish to Holders Counsel, without charge, (x) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (y) promptly after the same is prepared and filed with the Commission, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, if requested by a Holder, and all exhibits; and (z) promptly upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.  The Company shall reasonably cooperate with such Holders Counsel in performing the Company’s obligations pursuant to this Section 2.  For the avoidance of doubt, in no event shall the Company have any obligation to permit the Holders or any counsel to Holders to review and/or comment on any of the Company’s filings under the Exchange Act, including without limitation Forms 10-K, 10-Q and 8-K.

(k) If reasonably requested by a Holder, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein relating to the sale and

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distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by  Holders of a majority in interest of Registrable Securities participating in such registration.

2.4. Information by the Holders.

(a) The Company may require any Holder holding securities included in any registration to furnish to the Company in writing such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

(b) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners, such Holder shall so advise the Company and the Company shall be authorized to file an amendment to such registration statement or prospectus supplement to remove such partners, as selling security holders.

2.5. Indemnification.

(a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors, partners and Affiliates, and each Person controlling each of the Holders, with respect to the registration which has been effected pursuant to this Section 4 against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance (collectively a “Violation”), and will reimburse each of the Holders, each of its officers, directors and partners, and each Person controlling each of the Holders for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders and stated to be specifically for use therein; provided, further, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, in no event shall the Company be liable for any Violation

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relating to an offer or sale of Registrable Securities covered by the Registration Statement to the extent such offer or sale occurred during a Deferral Period.

(b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, Affiliates, and each person who controls the Company against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, supplement, or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company such directors, officers, partners, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, supplement or other document, or such violation is made, in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein or relates to the offers or sales of Registrable Securities during the Deferral Period; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold as contemplated herein; provided further, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

(c) Each party entitled to indemnification under this Section 2.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party that shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 unless the Indemnifying Party is materially prejudiced thereby.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

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(d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

2.6. Further Obligations of the Company.  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of securities to the public without registration, the Company agrees to:

(a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(c) except as provided in Section 2.1(b), as expeditiously as possible prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions); and

(d) so long as a Holder owns any Registrable Securities, furnish to such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Stockholder.

The Stockholder hereby represents and warrants to the Company as follows:

(a) such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

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(b) such Stockholder is an entity duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement;

(c) this Agreement has been validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought;

(d) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder’s assets are bound, other than as would not reasonably be expected to prevent or materially delay or impair the ability of such Stockholder to perform its obligations hereunder.  The consummation of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder, other than as would not reasonably be expected to prevent or materially delay or impair the ability of such Stockholder to perform its obligations hereunder;

(e) such Stockholder is the beneficial owner of shares of Allos Stock in the amount set forth opposite such Stockholder’s name in Schedule I attached hereto by Allos, free and clear of any and all Liens and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares) (except as provided under the Voting Agreement or pursuant to any applicable restrictions on transfer under the Securities Act of 1933, as amended).  Other than the Allos Stock listed on such schedule, such Stockholder owns no securities of either Allos or the Company or other rights to subscribe for or otherwise acquire any securities of either Allos or the Company and has no other interest in or voting rights with respect to any securities of either Allos or the Company; and

(f) no claim, action, suit, proceeding, arbitration, investigation or inquiry before any Governmental Body is now pending or, to the knowledge of such Stockholder, threatened, against or relating to such Stockholder which would prohibit or adversely affect the ability of such Stockholder to consummate or perform the transactions contemplated by this Agreement or the Merger Agreement.

3.2. Representations and Warranties of Company.

The Company hereby represents and warrants to the Stockholder as follows:

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(a) the Company is a corporation duly organized and validly existing under the laws of the state of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought; and

(c) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company’s assets are bound.  The consummation of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company.

ARTICLE IV.

MISCELLANEOUS

4.1. Effective Date.

This Agreement shall become effective upon consummation of the Merger as contemplated by the Merger Agreement and prior to such time shall have no force or effect.  If the Merger Agreement is terminated prior to the Closing Date, this Agreement shall terminate without any further action of the parties hereto and no party shall have any liability to the other with the respect to the provisions contained herein.

4.2. Notices.

All notices, consents, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, courier service, fax or registered or certified mail (postage prepaid, return receipt requested) as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.2):

(a) if to the Company:

AMAG Pharmaceuticals, Inc.
100 Hayden Avenue
Lexington, Massachusetts 02421

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Attention: Chief Executive Officer
Fax: (617) 812-7898

with a copy to:

Cooley LLP
500 Boylston Street
Boston, MA 02136
Attention: Miguel J. Vega and Barbara Borden
Fax: (617) 937-2400

(b) if to Stockholder:

Warburg Pincus Private Equity VIII, L.P.
450 Lexington Avenue
New York, NY 10017
Attention: Jonathan S. Leff
Fax: (212) 878-0850

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner and Mark A. Cognetti
Fax: (212) 728-8111

4.3. Further Assurances.

The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.

4.4. Assignment.

This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.  Except as specifically provided herein, this Agreement may not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, will be null and void.  For the avoidance of doubt, no transferee of shares of Common Stock subject to this Agreement shall be entitled to any rights under Article II without the consent of the Company, which may be granted or withheld in its sole discretion.

4.5. Amendment; Waiver.

This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto.  No waiver by any party of any of the provisions

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hereof will be effective unless explicitly set forth in writing and executed by the party so waiving.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

4.6. Third Parties.

Except as otherwise set forth herein, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

4.7. Governing Law.

This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

4.8. Binding Arbitration.

Any controversy, dispute or claim arising out of, in connection with, or in relation to, the construction, performance, or breach of this Agreement shall be adjudicated by arbitration conducted in accordance with the existing rules for commercial arbitration of the American Arbitration Association, or any successor organization in New York City (the “AAA”), as determined by the party initiating the arbitration.  The demand for arbitration shall be delivered in accordance with the notice provisions of this Agreement.  Arbitration hereunder shall be conducted by a single arbitrator selected jointly by the parties hereto.  If within thirty (30) days after a demand for arbitration is made, the parties hereto are unable to agree on a single arbitrator, three arbitrators shall be appointed.  Each party shall select one arbitrator and those two arbitrators shall then select within thirty (30) days a third neutral arbitrator.  If the arbitrators selected by the parties cannot agree on the third arbitrator, they shall discuss the qualifications of such third arbitrator with the AAA prior to selection of such arbitrator, which selection shall be in accordance with the existing rules of the AAA.  If an arbitrator cannot continue to serve, a successor to an arbitrator selected by the parties shall be also selected by the same party, and a successor to a neutral arbitrator shall be selected as specified above.  A full rehearing will be held only if the neutral arbitrator is unable to continue to serve or if the remaining arbitrators unanimously agree that such a rehearing is appropriate.  Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration.  Judgment upon any arbitration award rendered may be entered in any court of competent jurisdiction.  EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

4.9. Specific Performance.

Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto will be entitled to seek specific performance of the obligations to be performed by

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the other in accordance with the provisions of this Agreement, including during such time prior to the final and binding decision in any arbitration contemplated by Section 4.8.

4.10. Termination of other Agreements.

Effective as of the Closing Date, all agreements between the Stockholder and Allos entered into before the date of this Agreement, including without limitation, the letter agreement, by and between Allos and Stockholder, dated March 4, 2005,  the Securities Purchase Agreement by and between Allos and Stockholder, dated March 2, 2005, and the Registration Rights Agreement, by and between Allos and Stockholder, dated March 2, 2005 shall hereby be permanently waived and/or terminated, and have no further force and effect.

4.11. Entire Agreement.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

4.12. Titles and Headings.

The section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

4.13. Severability.

If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement will not be affected and will remain in full force and effect.

4.14. Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references are to this Agreement unless otherwise specified.

4.15. Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

4.16. Recapitalizations, Exchanges, Etc.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, and (ii) any and all shares of voting Common Stock into

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which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

[Signature page immediately follows.]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Brian J.G. Pereira MD
Name: Brian J.G. Pereira MD
Title: Chief Executive Officer

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

BY: Warburg Pincus Partners, LLC, its
general partner

BY: Warburg Pincus & Co., its managing member

By:	/s/ Jonathan Leff
Name: Jonathan Leff
Title: Partner

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Schedule 1
Ownership of Securities

Name and Address of Stockholder	Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned
Warburg Pincus Private Equity VIII, L.P. 450 Lexington Ave. 34th Floor New York, NY 10017	-	-	26,124,430

ANNEX A

PLAN OF DISTRIBUTION

We are registering a total of [_____]  shares of our common stock on behalf of the selling stockholder pursuant to the terms of a stockholders agreement, dated as of July 19, 2011.  A copy of the stockholders agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  The selling stockholder  may, from time to time after the date of this prospectus, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock other than any fees of counsel to the selling stockholder which exceed $50,000.

The selling stockholder may decide not to sell any shares of common stock.  The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent.  In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate.  The selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act.  Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  To our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares.  Because the selling stockholder and any other selling stockholder, broker, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholder and any other selling stockholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of the NASDAQ;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the settlement of short sales;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.  In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser).  The selling stockholder has informed us that any such broker-dealer would receive commissions from the selling stockholder which would not exceed customary brokerage commissions.  Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.  Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to

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and through other broker-dealers, including transactions of the nature described above and pursuant to one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.  To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.  The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock.  In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

3.

Under the stockholders agreement, we have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of three years from the effective date of this registration statement or the date that all of the shares of common stock covered by the registration statement have been sold.

We have agreed, among other things, to pay all expenses of the registration of the shares of common stock, estimated to be $[_____] in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions applicable to the sale of the shares of common stock and any expenses of the selling stockholder’s counsel which exceed $50,000.  We have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.  The selling stockholder has, subject to certain limitations, agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed.  Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock.  We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

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